Exhibit 99.1

NetApp Reports Fourth Quarter and Fiscal Year 2018 Results

Net Revenues of $1.64 Billion for the Fourth Quarter and $5.91 Billion for Fiscal Year 2018

•	Net revenue for fiscal year 2018 increased 7% year-over-year
•	Product revenue for fiscal year 2018 grew 15% year-over-year
•	All-flash array annualized net revenue run rate of $2.4 billion increased 43% year-over-year
•	Free Cash Flow was 23% of revenue for fiscal year 2018 and increased 64% year-over-year
•	$1.01 billion returned to shareholders in share repurchases and cash dividends in fiscal year 2018

Sunnyvale, Calif.—May 23, 2018—NetApp (NASDAQ: NTAP) today reported financial results for the fourth quarter and fiscal year 2018, ended April 27, 2018.

“The fourth quarter marked a great finish to a strong year. We successfully pivoted to the growth areas of the market, expanded our opportunity with HCI and new cloud partnerships, and improved operational discipline to deliver sustained and profitable growth,” said George Kurian, chief executive officer. “Clear innovation leadership, coupled with strong go-to-market execution, has enabled us to gain share in all key product categories and in every geography. Our momentum with customers continues to accelerate and we are increasingly viewed as a critical strategic partner for data-driven digital transformations.”

Fourth Quarter Fiscal Year 2018 Financial Results

•	Net Revenues: $1.64 billion, increased 11% year-over-year from $1.48 billion in the fourth quarter of fiscal 2017
•

Net Income: GAAP net income of $271 million, compared to GAAP net income of $190 million in the fourth quarter of fiscal 2017; non-GAAP net income[1] of $288 million, compared to non-GAAP net income of $239 million in the fourth quarter of fiscal 2017

•

Earnings per Share: GAAP earnings per share[2] of $0.99 compared to GAAP earnings per share of $0.68 in the fourth quarter of fiscal 2017; non-GAAP earnings per share of $1.05, compared to non-GAAP earnings per share of $0.86 in the fourth quarter of fiscal 2017

•	Cash, Cash Equivalents and Investments: $5.4 billion at the end of fiscal 2018
•	Cash from Operations: $494 million, compared to $365 million in the fourth quarter of fiscal 2017

•	Share Repurchase and Dividend: Returned $397 million to shareholders through share repurchases and a cash dividend

Fiscal Year 2018 Financial Results

•	Net Revenues: $5.91 billion, increased 7% year-over-year from $5.52 billion in fiscal 2017
•

Net Income: GAAP net income of $76 million*, compared to GAAP net income of $509 million in fiscal 2017; non-GAAP net income of $957 million, compared to non-GAAP net income of $768 million in fiscal 2017

•

Earnings per Share: GAAP earnings per share of $0.28*, compared to GAAP earnings per share of $1.81 in fiscal 2017; non-GAAP earnings per share of $3.47, compared to non-GAAP earnings per share of $2.73 in fiscal 2017

•	Cash from Operations: $1.48 billion, compared to $986 million in fiscal year 2017
•	Share Repurchase and Dividend: Returned $1.01 billion to shareholders through share repurchases and cash dividends

*On December 22, 2017, The 2017 Tax Reform Reconciliation Act was enacted into law. This tax reform legislation contains several key tax provisions that affected the company, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the U.S. corporate income tax rate to 21% effective January 1, 2018, among others. GAAP net income in fiscal year 2018 was impacted by a resulting one-time charge of approximately $850 million.

First Quarter Fiscal Year 2019 Financial Outlook

The Company provided the following financial guidance for the first quarter of fiscal year 2019:

•Net revenues are expected to be in the range of $1.365 billion to $1.465 billion
	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$0.53-$0.59	$0.76-$0.82

Full Fiscal Year 2019 Financial Outlook

The Company provided the following financial guidance for the full fiscal year 2019:

•Net revenues are expected to grow in the mid-single digits
	GAAP	Non-GAAP
•Consolidated gross margins are expected to be:	~62%	~63%
•Operating margins are expected to be in the range of:	18%-19%	20%-21%

•Effective tax rate is expected to be:	~22%	~18%

Dividend

•

In the first quarter of fiscal year 2019, the Company will double its quarterly dividend to $0.40 per share. The quarterly dividend will be paid on July 25, 2018 to shareholders of record as of the close of business on July 6, 2018.

Fourth Quarter Fiscal Year 2018 Business Highlights

•

Ducati partners with NetApp to drive digital transformation of motorcycle racing in the MotoGP World Championship, counting on the NetApp™ Data Fabric as it participates in 19 races in 15 countries on 5 continents around the globe. Ducati will use NetApp technologies to modernize its IT and data protection infrastructure, enhancing data protection and security.

•

NetApp helps customers build General Data Protection Regulation (GDPR)–compliant processes. NetApp helps customers integrate NetApp and partner technologies to enable them to identify where personal information is held, improve their data management and governance processes, and build GDPR-compliant processes into their day-to-day activities.

•

NetApp is one of the few data management companies with a dedicated healthcare solutions team and is uniquely positioned to assist healthcare organizations providing secure access to critical information, so customers can quickly accelerate workloads and analytics and can integrate cloud data services with industry-leading simplicity and efficiency.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:00 p.m. Pacific Time today.

About NetApp

NetApp is the data authority for hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformation. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation, and optimize their operations. For more information, visit www.netapp.com. #DataDriven

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the First Quarter Fiscal Year 2019 Financial Outlook and the Full Fiscal Year 2019 Financial Outlook sections, statements about our ability to deliver sustained and profitable growth, and statements about the acceleration of our momentum with customers. . All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted reports on Form 10-Q and 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale of properties, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

2GAAP earnings per share and non-GAAP earnings per share are calculated using the diluted number of shares.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 27, 2018	April 28, 2017

ASSETS

Current assets:
Cash, cash equivalents and investments	$5,391	$4,921
Accounts receivable	1,009	731
Inventories	126	163
Other current assets	330	383
Total current assets	6,856	6,198

Property and equipment, net	756	799
Goodwill and purchased intangible assets, net	1,833	1,815
Other non-current assets	420	681
Total assets	$9,865	$9,493

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$609	$347
Accrued expenses	825	782
Commercial paper notes	385	500
Current portion of long-term debt	—	749
Short-term deferred revenue and financed unearned services revenue	1,804	1,744
Total current liabilities	3,623	4,122
Long-term debt	1,541	744
Other long-term liabilities	961	249
Long-term deferred revenue and financed unearned services revenue	1,673	1,598
Total liabilities	7,798	6,713

Stockholders' equity	2,067	2,780
Total liabilities and stockholders' equity	$9,865	$9,493

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	April 27, 2018	April 28, 2017	April 27, 2018	April 28, 2017

Revenues:
Product	$1,011	$852	$3,461	$3,006
Software maintenance	247	242	958	965
Hardware maintenance and other services	383	387	1,492	1,548
Net revenues	1,641	1,481	5,911	5,519

Cost of revenues:
Cost of product	500	444	1,738	1,614
Cost of software maintenance	6	6	25	28
Cost of hardware maintenance and other services	113	118	449	487
Total cost of revenues	619	568	2,212	2,129
Gross profit	1,022	913	3,699	3,390

Operating expenses:
Sales and marketing	461	405	1,729	1,633
Research and development	203	191	783	779
General and administrative	71	70	280	271
Restructuring charges	—	—	—	52
Gain on sale of properties	—	—	(218)	(10)
Total operating expenses	735	666	2,574	2,725

Income from operations	287	247	1,125	665

Other income (expense), net	16	1	41	—

Income before income taxes	303	248	1,166	665

Provision for income taxes	32	58	1,090	156

Net income	$271	$190	$76	$509

Net income per share:
Basic	$1.02	$0.70	$0.28	$1.85

Diluted	$0.99	$0.68	$0.28	$1.81

Shares used in net income per share calculations:
Basic	265	270	268	275

Diluted	273	278	276	281

Cash dividends declared per share	$0.20	$0.19	$0.80	$0.76

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	April 27, 2018	April 28, 2017	April 27, 2018	April 28, 2017
Cash flows from operating activities:
Net income	$271	$190	$76	$509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48	53	198	226
Stock-based compensation	36	46	161	195
Deferred income taxes	19	17	277	90
Gain on sale of properties	—	—	(218)	(10)
Other items, net	(19)	2	(27)	(6)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(264)	(127)	(272)	81
Inventories	(28)	(38)	37	(65)
Accounts payable	147	81	262	94
Accrued expenses	104	35	162	(86)
Deferred revenue and financed unearned services revenue	226	111	124	(37)
Long-term taxes payable	(9)	10	714	(6)
Changes in other operating assets and liabilities, net	(37)	(15)	(16)	1
Net cash provided by operating activities	494	365	1,478	986
Cash flows from investing activities:
Redemptions (purchases) of investments, net	168	(45)	(10)	(43)
Purchases of property and equipment	(48)	(38)	(145)	(175)
Proceeds from sale of properties	—	—	210	—
Acquisitions of businesses, net of cash acquired	—	(8)	(75)	(8)
Other investing activities, net	—	4	(1)	6
Net cash provided by (used in) investing activities	120	(87)	(21)	(220)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	16	28	173	140
Payments for taxes related to net share settlement of stock awards	(8)	(6)	(75)	(48)
Repurchase of common stock	(344)	(129)	(794)	(705)
Proceeds from (repayments of) commercial paper notes, net	(247)	107	(115)	499
Issuance of long-term debt, net	—	—	795	—
Repayment of short-term loan	—	—	—	(850)
Repayment of long-term debt	—	—	(750)	—
Dividends paid	(53)	(51)	(214)	(208)
Other financing activities, net	—	—	(6)	(7)
Net cash used in financing activities	(636)	(51)	(986)	(1,179)

Effect of exchange rate changes on cash and cash equivalents	(11)	4	26	(11)

Net increase (decrease) in cash and cash equivalents	(33)	231	497	(424)
Cash and cash equivalents:
Beginning of period	2,974	2,213	2,444	2,868
End of period	$2,941	$2,444	$2,941	$2,444

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q4 FY'18	Q3 FY'18	Q4 FY'17	FY 2018	FY 2017

Revenues
Product	$1,011	$920	$852	$3,461	$3,006
Strategic	$745	$647	$596	$2,449	$1,971
Mature	$266	$273	$256	$1,012	$1,035
Software Maintenance	$247	$237	$242	$958	$965
Hardware Maintenance and Other Services	$383	$366	$387	$1,492	$1,548
Hardware Maintenance Support Contracts	$310	$299	$313	$1,213	$1,265
Professional and Other Services	$73	$67	$74	$279	$283
Net Revenues	$1,641	$1,523	$1,481	$5,911	$5,519

Geographic Mix
	% of Q4 FY'18 Revenue	% of Q3 FY'18 Revenue	% of Q4 FY'17 Revenue	% of FY 2018 Revenue	% of FY 2017 Revenue
Americas	51%	54%	54%	54%	56%
Americas Commercial	39%	44%	42%	41%	43%
U.S. Public Sector	12%	10%	12%	13%	13%
EMEA	34%	32%	32%	32%	31%
Asia Pacific	15%	14%	14%	14%	13%

Pathways Mix
	% of Q4 FY'18 Revenue	% of Q3 FY'18 Revenue	% of Q4 FY'17 Revenue	% of FY 2018 Revenue	% of FY 2017 Revenue
Direct	21%	22%	22%	21%	22%
Indirect	79%	78%	78%	79%	78%

Non-GAAP Gross Margins
	Q4 FY'18	Q3 FY'18	Q4 FY'17	FY 2018	FY 2017
Non-GAAP Gross Margin	63.0%	62.6%	62.5%	63.4%	62.3%
Product	51.5%	50.2%	48.9%	50.9%	47.4%
Software Maintenance	97.6%	97.5%	97.5%	97.4%	97.1%
Hardware Maintenance and Other Services	71.0%	71.3%	70.3%	70.6%	69.4%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q4 FY'18	Q3 FY'18	Q4 FY'17	FY 2018	FY 2017
Non-GAAP Income from Operations	$335	$310	$306	$1,126	$950
% of Net Revenues	20.4%	20.4%	20.7%	19.0%	17.2%
Non-GAAP Income before Income Taxes	$351	$324	$307	$1,167	$950
Non-GAAP Effective Tax Rate	17.9%	15.7%	22.1%	18.0%	19.2%

Non-GAAP Net Income
	Q4 FY'18	Q3 FY'18	Q4 FY'17	FY 2018	FY 2017
Non-GAAP Net Income	$288	$273	$239	$957	$768
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	273	276	278	276	281
Non-GAAP Income per Share, Diluted	$1.05	$0.99	$0.86	$3.47	$2.73

Select Balance Sheet Items
	Q4 FY'18	Q3 FY'18	Q4 FY'17
Deferred Revenue and Financed Unearned Services Revenue	$3,477	$3,269	$3,342
DSO (days)	56	45	45
DIO (days)	19	15	26
DPO (days)	90	72	56
CCC (days)	(15)	(11)	15
Inventory Turns	20	24	14

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q4 FY'18	Q3 FY'18	Q4 FY'17	FY 2018	FY 2017
Net Cash Provided by Operating Activities	$494	$420	$365	$1,478	$986
Purchases of Property and Equipment	$48	$32	$38	$145	$175
Free Cash Flow	$446	$388	$327	$1,333	$811
Free Cash Flow as a % of Net Revenues	27.2%	25.5%	22.1%	22.6%	14.7%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017

NET INCOME (LOSS)	$271	$(506)	$190	$76	$509
Adjustments:
Amortization of intangible assets	12	14	13	53	48
Stock-based compensation	36	38	46	161	195
Litigation settlements	—	5	—	5	—
Restructuring charges	—	—	—	—	52
Gain on sale of properties	—	(218)	—	(218)	(10)
Income tax effects	(31)	84	(10)	24	(26)
Tax reform	—	856	—	856	—
NON-GAAP NET INCOME	$288	$273	$239	$957	$768

COST OF REVENUES	$619	$582	$568	$2,212	$2,129
Adjustments:
Amortization of intangible assets	(9)	(10)	(8)	(36)	(29)
Stock-based compensation	(3)	(3)	(4)	(13)	(17)
NON-GAAP COST OF REVENUES	$607	$569	$556	$2,163	$2,083

COST OF PRODUCT REVENUES	$500	$468	$444	$1,738	$1,614
Adjustments:
Amortization of intangible assets	(9)	(10)	(8)	(36)	(29)
Stock-based compensation	(1)	—	(1)	(3)	(4)
NON-GAAP COST OF PRODUCT REVENUES	$490	$458	$435	$1,699	$1,581

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$113	$108	$118	$449	$487
Adjustment:
Stock-based compensation	(2)	(3)	(3)	(10)	(13)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$111	$105	$115	$439	$474

GROSS PROFIT	$1,022	$941	$913	$3,699	$3,390
Adjustments:
Amortization of intangible assets	9	10	8	36	29
Stock-based compensation	3	3	4	13	17
NON-GAAP GROSS PROFIT	$1,034	$954	$925	$3,748	$3,436

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017

SALES AND MARKETING EXPENSES	$461	$423	$405	$1,729	$1,633
Adjustments:
Amortization of intangible assets	(3)	(4)	(5)	(17)	(19)
Stock-based compensation	(15)	(16)	(20)	(68)	(84)
NON-GAAP SALES AND MARKETING EXPENSES	$443	$403	$380	$1,644	$1,530

RESEARCH AND DEVELOPMENT EXPENSES	$203	$193	$191	$783	$779
Adjustment:
Stock-based compensation	(11)	(11)	(13)	(49)	(59)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$192	$182	$178	$734	$720

GENERAL AND ADMINISTRATIVE EXPENSES	$71	$72	$70	$280	$271
Adjustments:
Stock-based compensation	(7)	(8)	(9)	(31)	(35)
Litigation settlements	—	(5)	—	(5)	—
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$64	$59	$61	$244	$236

RESTRUCTURING CHARGES	$—	$—	$—	$—	$52
Adjustment:
Restructuring charges	—	—	—	—	(52)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—	$—	$—

GAIN ON SALE OF PROPERTIES	$—	$(218)	$—	$(218)	$(10)
Adjustment:
Gain on sale of properties	—	218	—	218	10
NON-GAAP GAIN ON SALE OF PROPERTIES	$—	$—	$—	$—	$—

OPERATING EXPENSES	$735	$470	$666	$2,574	$2,725
Adjustments:
Amortization of intangible assets	(3)	(4)	(5)	(17)	(19)
Stock-based compensation	(33)	(35)	(42)	(148)	(178)
Litigation settlements	—	(5)	—	(5)	—
Restructuring charges	—	—	—	—	(52)
Gain on sale of properties	—	218	—	218	10
NON-GAAP OPERATING EXPENSES	$699	$644	$619	$2,622	$2,486

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017

INCOME FROM OPERATIONS	$287	$471	$247	$1,125	$665
Adjustments:
Amortization of intangible assets	12	14	13	53	48
Stock-based compensation	36	38	46	161	195
Litigation settlements	—	5	—	5	—
Restructuring charges	—	—	—	—	52
Gain on sale of properties	—	(218)	—	(218)	(10)
NON-GAAP INCOME FROM OPERATIONS	$335	$310	$306	$1,126	$950

INCOME BEFORE INCOME TAXES	$303	$485	$248	$1,166	$665
Adjustments:
Amortization of intangible assets	12	14	13	53	48
Stock-based compensation	36	38	46	161	195
Litigation settlements	—	5	—	5	—
Restructuring charges	—	—	—	—	52
Gain on sale of properties	—	(218)	—	(218)	(10)
NON-GAAP INCOME BEFORE INCOME TAXES	$351	$324	$307	$1,167	$950

PROVISION FOR INCOME TAXES	$32	$991	$58	$1,090	$156
Adjustments:
Income tax effects	31	(84)	10	(24)	26
Tax reform	—	(856)	—	(856)	—
NON-GAAP PROVISION FOR INCOME TAXES	$63	$51	$68	$210	$182

NET INCOME (LOSS) PER SHARE	$0.99	$(1.89)	$0.68	$0.28	$1.81
Adjustments:
Amortization of intangible assets	0.04	0.05	0.05	0.19	0.17
Stock-based compensation	0.13	0.14	0.17	0.58	0.69
Litigation settlements	—	0.02	—	0.02	—
Restructuring charges	—	—	—	—	0.19
Gain on sale of properties	-	(0.81)	—	(0.79)	(0.04)
Income tax effects	(0.11)	0.31	(0.04)	0.09	(0.09)
Tax reform	—	3.19	—	3.10	—
NON-GAAP NET INCOME PER SHARE	$1.05	$0.99	$0.86	$3.47	$2.73

In Q3'FY18, our GAAP net loss per share was calculated using basic shares of 268 million, as the impact of common stock equivalents would have been anti-dilutive. Additionally, each adjustment presented in the reconciliation was computed using basic shares. However, because we reported net income on a non-GAAP basis, non-GAAP net income per share was computed using diluted shares of 276 million. As a result of the difference in the number of shares, the summation of GAAP net loss per share and the adjustments does not equal non-GAAP net income per share.

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017

Gross margin-GAAP	62.3%	61.8%	61.6%	62.6%	61.4%
Cost of revenues adjustments	0.7%	0.9%	0.8%	0.8%	0.8%
Gross margin-Non-GAAP	63.0%	62.6%	62.5%	63.4%	62.3%

GAAP cost of revenues	$619	$582	$568	$2,212	$2,129
Cost of revenues adjustments:
Amortization of intangible assets	(9)	(10)	(8)	(36)	(29)
Stock-based compensation	(3)	(3)	(4)	(13)	(17)
Non-GAAP cost of revenues	$607	$569	$556	$2,163	$2,083

Net revenues	$1,641	$1,523	$1,481	$5,911	$5,519

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017

Product gross margin-GAAP	50.5%	49.1%	47.9%	49.8%	46.3%
Cost of product revenues adjustments	1.0%	1.1%	1.1%	1.1%	1.1%
Product gross margin-Non-GAAP	51.5%	50.2%	48.9%	50.9%	47.4%

GAAP cost of product revenues	$500	$468	$444	$1,738	$1,614
Cost of product revenues adjustments:
Amortization of intangible assets	(9)	(10)	(8)	(36)	(29)
Stock-based compensation	(1)	—	(1)	(3)	(4)
Non-GAAP cost of product revenues	$490	$458	$435	$1,699	$1,581

Product revenues	$1,011	$920	$852	$3,461	$3,006

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017

Hardware maintenance and other services gross margin-GAAP	70.5%	70.5%	69.5%	69.9%	68.5%
Cost of hardware maintenance and other services revenues adjustment	0.5%	0.8%	0.8%	0.7%	0.8%
Hardware maintenance and other services gross margin-Non-GAAP	71.0%	71.3%	70.3%	70.6%	69.4%

GAAP cost of hardware maintenance and other services revenues	$113	$108	$118	$449	$487
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(2)	(3)	(3)	(10)	(13)
Non-GAAP cost of hardware maintenance and other services revenues	$111	$105	$115	$439	$474

Hardware maintenance and other services revenues	$383	$366	$387	$1,492	$1,548

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017

GAAP effective tax rate	10.6%	204.3%	23.4%	93.5%	23.5%
Adjustments:
Income tax effects	7.3%	(12.1)%	(1.3)%	(2.1)%	(4.3)%
Tax reform	—%	(176.5)%	—%	(73.4)%	—%
Non-GAAP effective tax rate	17.9%	15.7%	22.1%	18.0%	19.2%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q4'FY18	Q3'FY18	Q4'FY17	FY2018	FY2017
Net cash provided by operating activities	$494	$420	$365	$1,478	$986
Purchases of property and equipment	(48)	(32)	(38)	(145)	(175)
Free cash flow	$446	$388	$327	$1,333	$811

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER FISCAL 2019

First Quarter
Fiscal 2019

Non-GAAP Guidance - Net Income Per Share	$0.76 - $0.82

Adjustments of Specific Items to Net Income
Per Share for the First Quarter Fiscal 2019:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.15)
Restructuring charges	(0.07)
Income tax effects	0.04
Total Adjustments	(0.23)

GAAP Guidance - Net Income Per Share	$0.53 - 0.59

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2019
(Unaudited)

GROSS MARGIN

Gross Margin - Non-GAAP Guidance	~63%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	~62%

OPERATING MARGIN

Operating Margin - Non-GAAP Guidance	20% - 21%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(2)%
Gain on sale of properties	1%
Operating Margin - GAAP Guidance	18% - 19%

EFFECTIVE TAX RATE

Effective Tax Rate - Non-GAAP Guidance	~18%
Adjustment:
Income tax effects	4%
Effective Tax Rate - GAAP Guidance	~22%

Some items may not add or recalculate due to rounding

Press Contact:

Madge Miller

NetApp

1 408 419 5263

madge.miller@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com